EXHIBIT 10.1.1

Amendment Number One to the Letter of Intent

This Amendment Number One to the Letter of Intent, dated and effective as of July 8, 2026 (“Effective Date”), (referred to as the “Amendment”) is made by Capstone Companies, Inc., a Florida corporation, (“CAP”) and eBliss Global, Inc., a private Delaware corporation, (“EBI”). CAP and EBI may also be referred to individually as a “Party” and collectively as the “Parties”. Intending to be legally bound, the Parties agree:

1. Amendment of Letter of Intent. (a) Amendments. The Parties entered into a certain Letter of Intent, dated and effective as of May 14, 2026, (the “LOI”). Section 3(a) of the LOI provided for a qualified ‘no shop’ period that expires at 7:00 p.m., local Miami, Florida time, on July 31, 2026, (referred to as the “Exclusivity Period” in Section 3(a) of the LOI ) and Section 6(a) of the LOI provides that the term of the LOI expires upon the expiration of the Exclusivity Period (as defined in Section 3)(a) of the LOI). The Parties hereby amend the LOI as follows:

(i) Section 3(a) of the LOI. The first clause of the first sentence of Section 3(a) is deleted and replaced in its entirety with: “From May 14, 2026 until 7:00 p.m., local Miami, Florida time, on August 31, 2026 (“Exclusivity Period”),”; and

(ii) Section 6(a) of the LOI is deleted and replaced in its entirety with:

“ (a) Term. This LOI shall expire at 7:00 p.m., local Miami, Florida time, on August 31, 2026, unless terminated sooner in accordance with Section 6(b) below. Further, the confidentiality obligations under Section 4 above and the NDA shall continue to apply all Confidential Information disclosed or exchanged under, in furtherance of or based upon this LOI or any actions taken hereunder.

(b) No other amendments to the terms and conditions of the LOI are made by this Amendment.

2. Governing Law; Modification; Integration. (a) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law rules of the State of Florida.

(b) Modification; Integration. The Amendment may only be amended or modified by a writing signed by all of the Parties. The Amendment and the LOI shall, on and after the Effective Date, be read and construed and deemed as a single agreement and constitute the entire agreement of the Parties as to the subject matters therein. Except as expressly set forth in Section 1 above, the LOI shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the LOI and the terms of this Amendment, the terms of this Amendment shall govern and control.

3. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Parties agree that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, including by DocuSign, that signature shall create a valid and binding obligation of the signing Party with the same force and effect as if the Party manually signed a hardcopy original of this Amendment.

4. Binding Effect; No Third Party Beneficiary. This Amendment will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. This Amendment is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

IN WITNESS WHEREOF, the Parties have entered into this Amendment on the Effective Date.

CAPSTONE COMPANIES, INC., a Florida corporation

By:	/s/ Stewart Wallach
Stewart Wallach, Chairman of the Board of Directors

eBliss Global, Inc., a Delaware corporation

By:	/s/ William Klehm
William Klehm, Chief Executive Officer